SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[  ]     Confidential,  for Use of the Commission  Only (as  permitted  by Rule
         14a-6(e)(2))

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting  Material  Pursuant  to  Section 240.14a-11(c)  or  Section
         240.14a-12

                              PAWNBROKER.COM, INC.
  ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:
         --------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:
         --------------------------------------------------------------------

        (3) Filing Party:
                         ----------------------------------------------------
        (4) Date Filed:
                         ----------------------------------------------------



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







                              PAWNBROKER.COM, INC.
                              85 KEYSTONE, SUITE F
                               RENO, NEVADA 89503


                                  June 11, 2001


Dear Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Pawnbroker.com, Inc. to be held on Thursday, July 5, 2001 at 10:00 a.m. (local time) at the principal Nevada offices of Pawnbroker.com, 85 Keystone, Suite F, Reno, Nevada 89503.

     In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the Company will report on current activities of the Company and will provide an opportunity to discuss matters of interest to you as a stockholder.

     The Company sincerely hopes you will be able to attend the Company's annual meeting. However, whether or not you plan to attend, please sign, date and promptly return the enclosed proxy to ensure that your shares are represented.

     On behalf of the Board of Directors, I would like to express the Company's appreciation for your continued interest in Pawnbroker.com, Inc.

                                            Very truly yours,

                                            /s/ Joseph Schlader

                                            Joseph Schlader
                                            President and Chairman of the Board

                              PAWNBROKER.COM, INC.
                              85 KEYSTONE, SUITE F
                               RENO, NEVADA 89503

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 5, 2001
                             (10:00 a.m. local time)


To the Stockholders of Pawnbroker.com, Inc.

Notice is hereby given that the Annual Meeting of stockholders ("Annual Meeting") of Pawnbroker.com, Inc. ("Pawnbroker.com" or the "Company") will be held at the principal Nevada offices of Pawnbroker.com, 85 Keystone, Suite F, Reno, Nevada 89503 on Thursday, July 5, 2001 beginning at 10:00 a.m. local time, for the following purposes:

     (1)  to elect three (3) directors to the Board of Directors (the "Board");

     (2) to consider and approve an amendment to the Company's Certificate of Incorporation to effect a stock combination (reverse stock split) pursuant to which every ten (10) shares of outstanding common stock of the Company would be reclassified into one (1) share of common stock;

     (3) to consider and approve an amendment to the Company's Certificate of Incorporation to decrease the authorized share capital of the Company from 150,000,000 shares (consisting of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock) to 60,000,000 shares (consisting of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock);

     (4) to ratify the selection of Davidson & Company as independent auditors for the Company; and

     (5) to consider and act upon any other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 24, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Therefore, the Company urges you to sign, date and promptly return the enclosed proxy in the enclosed envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you later desire to revoke your proxy, you may do so at any time before it is exercised. If you attend the Annual Meeting, you shall, of course, have the right to vote in person.

June 11, 2001                                BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Joseph Schlader

                                             Joseph Schlader
                                             President and Chairman of the Board


THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                              PAWNBROKER.COM, INC.
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 5, 2001


                               GENERAL INFORMATION

     Your proxy, using the enclosed form, is solicited by the Board of Directors (the "Board") of Pawnbroker.com, Inc. ("Pawnbroker.com" or the "Company") for the Annual Meeting of Stockholders ("Annual Meeting") to be held at 10:00 a.m. (local time) on Thursday, July 5, 2001, at the principal Nevada offices of Pawnbroker.com, 85 Keystone, Suite F, Reno, Nevada 89503, and at any adjournment thereof. Management anticipates that the mailing to stockholders of this proxy statement and enclosed proxy will occur on or about June 11, 2001.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.


                                  VOTING RIGHTS

     The Company's common stock is the only type of security entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on May 24, 2001 ("Record Date") are entitled to receive notice of the Annual Meeting and to vote the shares they hold at the Annual Meeting or at any adjournment or postponement. As of the Record Date, there were 50,803,567 shares of common stock outstanding, each share being entitled to one vote on each matter to be voted upon. There is no cumulative voting.

     The presence at the meeting, either in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the transaction of business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting. The affirmative vote by holders of a majority of the shares present and entitled to vote will be required to approve a proposal
(i) to elect three (3) directors to the Board, (ii) to approve the amendment to the Company's Certificate of Incorporation to effect a 1-for-10 reverse split of the common stock of the Company, (iii) to approve the amendment to the Company's Certificate of Incorporation to decrease the authorized share capital of the Company from 150,000,000 shares to 60,000,000 shares, (iv) to ratify the selection of Davidson & Company, Chartered Accountants, as independent auditors for the Company for fiscal year 2001, and
(v) to approve additional proposals which may be properly presented at the Annual Meeting.

     Whether or not you are able to attend the meeting in person, you are urged to complete, sign, date, and return the accompanying proxy in the enclosed envelope. Your proxy is solicited by the Board and when properly completed, will be voted at the Annual Meeting in accordance with your instructions. Proxies which are executed but do not specify a vote for, against, or in abstention, will be voted FOR each of the persons nominated as Directors and FOR the proposals contained in this Proxy Statement. With respect to any other matters that may come properly before the Annual Meeting, the proxies will be voted as recommended by the Board or, if no recommendation is given, in the discretion of the proxy holders.

     Your proxy may be revoked or changed at any time prior to the Annual Meeting. You may do this by advising the Secretary of the Company in writing of your desire to revoke your proxy, or by sending the Secretary another signed proxy with a later date before the beginning of the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person. Expenses in connection with the solicitation of proxies will be paid by Pawnbroker.com. Proxies are being solicited primarily by mail, although employees of Pawnbroker.com (including officers), who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph, facsimile transmission or in person. The Company has not retained a proxy solicitor in connection with the Annual Meeting.

     A copy of the Company's Annual Report for the year ending December 31, 2000 on Form 10-K is being furnished to each stockholder with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     The Amended and Restated Bylaws of the Company provide for the Company's board of directors (the "Board") to be divided into three (3) classes. The term of office for the first class ("Class A") to expire at the annual meeting next ensuing, of the second class ("Class B") one year thereafter, and of the third class ("Class C") two years thereafter, and at each annual election held after the Company's directors are classified and elected, directors shall be chosen for a full term of three (3) years, as the case maybe, to succeed those whose terms expire.

     As such, Class A directors will serve for an initial term of one (1) year and their successor will be elected at the next annual meeting for a term of three (3) years, Class B directors will serve for an initial term of two (2) years and their successor will be elected at the annual meeting follow the expiration of their term for a term of three (3) years, and Class C directors will serve for a full term of three (3) years and their successor will be elected at the expiration of their term for a term of three (3) years.

     Joseph Schlader and William Galine, who constitute the current directors of the Company, have both been nominated by the Board for election as directors at the Annual Meeting as follows:

     - Joseph Schlader has been nominated to serve as a Class B director to serve for an initial term of two (2) years; and

     - William Galine has been nominated to serve as a Class C director to serve for an initial term of three (3) years.

     Steven Fowler has been nominated for election as a director at the Annual Meeting as follows:

     - Steven Fowler has been nominated to serve as a Class A director to serve for an initial term of one (1) year;

     Joseph Schlader (age 48 as of May 24, 2001), who played a central role in the formation of the Pawnbroker.com (Nevada), was appointed as President and a director in June 1999. Mr. Schlader has over eighteen years experience in the pawnbroking industry. From 1981 to 1999, Mr. Schlader served as president of Pacific Pawnbrokers in Sparks, Nevada, a company which he founded. Since 1981, Pacific Pawnbrokers has expanded its operations to four stores located in the Reno and Lake Tahoe areas. Mr. Schlader is also a graduate of the Gemological Institute of America and a member in the National Pawnbrokers' Association.

     William Galine (age 50 as of May 24, 2001) joined the Company as Vice-President and director in June 1999. Mr. Galine served as vice president of Pacific Pawnbrokers from 1984 to 1999, expanding Pacific Pawnbrokers' operations. Currently, Mr. Galine is the

Secretary-Treasurer of the Nevada Pawnbrokers' Association and a member of the National Pawnbrokers' Association.

     Steven R. Fowler (age 44 as of May 24, 2001) has been the Director of Business Development of Pawnbroker.com since April 2000 and directly oversees all extensions of credit made by the Company. Prior to becoming the Company's Director of Business Development, Mr. Fowler served as an advisor to the Company from September 1999 to April 2000. Mr. Fowler's experience includes experience in collateralized lending. Prior to joining Pawnbroker.com, Mr. Fowler operated a mediation and negotiation business in Tuscan, Arizona. Mr. Fowler owned and operated a chain of pawnshops in Anchorage, Alaska from 1986 to 1998. Mr. Fowler is a former Director and member of the Board of Governors of the National Pawnbrokers Association, founder of the Anchorage Area Pawnbrokers Association, and past President of the Alaska Pawnbrokers Association.

     The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

     Under the  Amended  and  Restated  Bylaws,  one-third  of the Board will be
elected  each  year  at  the  annual   meeting.   Vacancies  and  newly  created
directorships may be filled by a majority of the remaining directors or by a majority of the stockholders, constituting a quorum at an annual or special meeting of the stockholders, and such director shall hold office until their successor is elected and qualified at the next annual meeting or until their earlier resignation or removal. At the next annual meeting, stockholders shall elect the Class A directors.


                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                      ALL THE NOMINEES NAMED IN PROPOSAL 1.

                                 PROPOSAL NO. 2

                         APPROVAL OF REVERSE STOCK SPLIT

                                   BACKGROUND

     The Board has, pursuant to a Unanimous Written Consent of the Board of Directors dated May 4, 2001, adopted, subject to stockholder approval, an amendment of the Company's Certificate of Incorporation to effect a reverse stock split (the "Reverse Stock Split") of the common stock to be effected prior to December 31, 2001, if at all, in the following ratio: every ten (10) issued and outstanding shares to be exchanged for one (1) share. The Board has further directed management to seek stockholder approval of the Reverse Stock Split. The form of the proposed Certificate of Amendment to effect the Reverse Stock Split is annexed to this Proxy Statement as Exhibit "A."

     The Board believes that stockholder approval of the Reverse Stock Split is in the best interest of the Company and the stockholders. If stockholders approve the Reverse Stock Split, the Board will have the discretion to determine when to implement the Reverse Stock Split.

     If stockholders approve the Reverse Stock Split and if, at any time prior to December 31, 2001, the Board determines that effecting such Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will implement the Reverse Stock Split by amendment of the Company's Certificate of Incorporation. The Board may, in its sole discretion, determine not to effect the Reverse Stock Split. If the Reverse Stock Split is not effected prior to December 31, 2001, the Reverse Stock Split will be abandoned without further action by the stockholders pursuant to Section 242(c) of the Delaware General Corporation Law.

                       REASONS FOR THE REVERSE STOCK SPLIT

     There are two principal reasons why the Board believes that a Reverse Stock Split would be in the best interests of the Company and its stockholders. First, the Board believes that the Company's ability to attract additional financing to fund its operations requires the number of issued and outstanding commons shares to be reduced from the current 50,803,567 issued and outstanding shares and the price per share to be increased. The Board believes that equity financing that results in an increase the number of issued and outstanding shares may have a negative effect on the perception of the Company's stock in the investment community, which may adversely affect the Company's ability to raise additional financing. Additionally, assuming the market price of the common stock will increase following effectiveness of the Reverse Stock Split, the Board believes that the market's evaluation of the common stock as an investment will improve and that the common stock will appeal to a broader market. The Board believes that the volatility of low priced stocks generally leads the investment community to negatively view shares that trade at abnormally low prices. Many brokers are reluctant to or will not recommend that their clients purchase lower priced stocks, and institutional investors may be prohibited from purchasing such stocks as a matter of policy. These practices may adversely affect the liquidity of the common stock and the Company's ability to raise additional equity capital. The Board believes that additional interest in the common stock by the investment community is desirable and could result in a more stable trading market for the common stock.

     Second, an increased market price that may result from the Reverse Stock Split could generate interest in the Company as a business partner. The Board believes that the Company's ability to attract and enter into strategic alliances or other effect major transactions with desirable partners would likely increase following a Reserve Stock Split.

     Although the effect of a Reverse Stock Split on the market price of the common stock cannot accurately be predicted, the Board believes that if stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, the market price of the common stock will likely increase. There can be no assurance, however, that the market price of the common stock following the Reverse Stock Split will increase in direct proportion to the exchange ratio selected by the Board or that any such increase will be sustained for an extended period of time. Nor can there be any assurance that the Reverse Stock Split will not adversely affect the market price of the common stock.

                   MATERIAL EFFECTS OF PROPOSED REVERSE SPLIT

     The Reverse Stock Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the Company's stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will round up to the next whole share.

     The principal effect of the Reverse Stock Split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 50,803,567 shares as of May 24, 2001 to approximately 5,080,357 shares, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, one-tenth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split at an exercise price equal to ten (10) times the exercise price specified before the Reverse Stock Split, resulting in the same aggregate price being required to be paid therefore upon exercise thereof immediately preceding the Reverse Stock Split, and (iii) the number of shares reserved for issuance in the Company's 1999 Stock Option Plan will be reduced to one-tenth of the number of shares currently included in each such plan.

     The Reverse Stock Split will not affect the par value of the Company's common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced to one-tenth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income of loss and net book value of the Company's common stock will be increased because there will be fewer shares of the Company's common stock outstanding.

     The Reverse Stock Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered except for possible immaterial changes due to the rounding up of fractional shares as described above. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

     Stockholders should recognize that if the Reverse Stock Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by ten (10)). While the Company expects that the Reverse Stock Split will result in an increase in the market price of the Company's common stock, there can be no assurance that the Reverse Stock Split will increase the market price of the Company's common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's common stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of a Reverse Stock Split. Furthermore, the possibility exists that liquidity in the market price of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than one hundred
(100) shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

           PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK
                                  CERTIFICATES

     If the Reverse Stock Split is approved by the Company's stockholders, the effective date of the Reverse Stock Split will be the date on which the Certificate of Amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, which is referred to as the "effective date." The form of the proposed Certificate of Amendment to effect the Reverse Stock Split is annexed to this Proxy Statement as Exhibit "A." The exact timing of the filing of the proposed Amendment to effect the Reverse Stock Split will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board reserves the right to delay filing the proposed Amendment until December 31, 2001. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split if, at any time prior to filing the proposed Certificate of Amendment, the Board, in its sole discretion, determines that doing so is no longer in the best interests of the Company and its stockholders.

     Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

     As soon as practicable after the effective date, the Company intends to issue a press release announcing the terms and effective date of the Reverse Stock Split not less than ten (10) days prior to filing the proposed Amendment. The Company's transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. The Company refer to such person as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder' outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.


                                FRACTIONAL SHARES

     The Company will not issue fractional certificates for post-reverse split shares in connection with the Reverse Stock Split. Instead the Company will round up all fractional shares resulting from the Reverse Stock Split to the next whole share.


                              NO DISSENTER'S RIGHTS

     Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenter's rights with respect to the Company's proposed amendment to the Company's charter to effect the Reverse Stock Split and the Company will not independently provide the Company's stockholders with any such right.


              FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax consideration sunder state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

     The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of pre-reverse split shares exchanged.

     No gain or loss will be recognized by the Company as a result of the reverse stock split.


                                  VOTE REQUIRED

     The affirmative vote of the holders representing a majority of the shares of the common stock will be required to approve this amendment to the Company's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.


                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                                   PROPOSAL 2.

                                 PROPOSAL NO. 3

                        APPROVAL OF DECREASE IN NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

     The Board has, pursuant to a Unanimous Written Consent of the Board of Directors dated May 4, 2001, adopted, subject to stockholder approval, an amendment of the Company's Certificate of Incorporation to decrease the Company's authorized number of shares from 150,000,000 shares (consisting of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock) to 60,000,000 shares (consisting of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock). The Board has further directed management to seek stockholder approval of such an amendment to the Company's Certificate of Incorporation. The form of the proposed Certificate of Amendment to decrease the Company's authorized share capital is annexed to this Proxy Statement as Exhibit "A."

     The decrease in the authorized number of shares of common stock will prevent the Reverse Stock Split set forth in Proposal 2 above, from causing approximately 95,000,000 shares of the Company's common stock from begin neither issued nor outstanding nor reserved for issuance. The reduction of the authorized capital is designed to minimize the possibility of higher than expected Delaware franchise tax liability, which may result from a large number of shares of the Company's stock being unissued. While an increase in the number of shares of common stock that are not issued or outstanding or reserved for issuance could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Company is not aware of any current effort to accumulate the Company's shares of common stock. The Board believes it is in the best interests the Company to decrease the authorized share capital of the Company in conjunction with the Reverse Stock Split. Adoption of the proposed amendment to decrease the authorized share capital would not affect he rights of the holders of currently outstanding common stock of the Company. Other than the proposed Reverse Stock Split in Proposal 2 above, and this proposal to decrease the authorized number of shares of common and preferred stock, the Board does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

     If the amendment is adopted, it will be come effective upon the effective date set forth in a filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware, which is anticipated to occur when and if the Reverse Stock Split is effected.

     The affirmative vote of the holders representing a majority of the shares of the common stock will be required to approve this amendment to the Company's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                        THE BOARD UNANIMOUSLY RECOMMENDS
                            A VOTE "FOR" PROPOSAL 3.

                                 PROPOSAL NO. 4

                          RATIFICATION OF SELECTION OF
                   DAVIDSON & COMPANY AS INDEPENDENT AUDITORS

     The Board requests that the stockholders ratify the Board's selection of Davidson & Company, as independent auditors for the Company for the 2001 fiscal year. If the stockholders do not ratify the selection of Davidson & Company, another firm of certified public accountants will be selected as independent auditors by the Board.

     Representatives of Davidson & Company are not anticipated to be present at the Annual Meeting. Written questions may be directed to Davidson & Company at Suite 1270, Stock Exchange Tower, 609 Grandville Street, Pacific Centre, Vancouver, British Columbia V7Y 1G6, telephone number: 604-687-0947.

                        THE BOARD UNANIMOUSLY RECOMMENDS
                            A VOTE "FOR" PROPOSAL 4.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Company has determined that the Board will be composed of three (3) directors. The term of office for the first class ("Class A") to expire at the annual meeting next ensuing, of the second class ("Class B") one year thereafter, and of the third class ("Class C") two years thereafter, and at each annual election held after the Company's directors are classified and elected, directors shall be chosen for a full term of three
(3) years, as the case maybe, to succeed those whose terms expire. Proxies may not be voted for a greater number of persons than the number of nominees named.

     During the fiscal year ended December 31, 2000, the Board consisted of the following individuals: Neil McElwee (appointed February 15, 2000, resigned August 8, 2000); Joseph Schlader (appointed June 23, 1999); and William Galine (appointed June 23, 1999). Two (2) directors currently serve on the Board:
Joseph Schlader and William Galine.

                              Meetings of the Board

     The Board met periodically during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also held special meetings when an important matter required Board action between regularly scheduled meetings. The Board met eight (8) times during the Company's fiscal year ended December 31, 2000, with action taken by unanimous written consent on six (6) occasions. No incumbent member attended fewer than one hundred (100%) of the total number of meetings (including consents) of the Board and of any Board committees of which he or she was a member during that fiscal year.

                            Compensation of Directors

     Directors of the Company do not receive cash compensation for their services as directors or members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending Board or committee meetings.

     The Company's 1999 Stock Option Plan, as amended (the "Plan"), permits the grant of options for the purchase of shares of common stock to directors of the Company.

                             Committees of the Board

     The Company has an Audit Committee, which currently is its only standing board committee. The Audit Committee, which was composed of Joseph Schlader and William Galine, met once during the fiscal year ended December 31, 2000. Mr. Schlader and Mr. Galine serve as executive officers and are not independent in accordance with Section 121(A) of the listing standards of the American Stock Exchange. The Company currently does not have any independent members of the Board. The Audit Committee needs a minimum of two (2) directors in order to function.

     The Board has not adopted a written charter for the Audit Committee, however, its responsibilities generally include recommending independent accountants to the Company to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the Company's interim and year-end operating results with the Company's executive officers and the Company's independent accountants, considering the adequacy of the internal accounting controls, considering the audit procedures of the Company and reviewing the non-audit services to be performed by the independent accountants.

Report of Audit Committee

May 10, 2001

To the Stockholders of Pawnbroker.com, Inc.:

     The Audit Committee of the Board (the "Committee") currently consists of all the members of the Board and is responsible for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Company currently does not have a written Audit Committee charter.

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we authorized that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

Joseph Schlader
William Galine

Audit Fees

The following table sets forth fees billed or expected to be billed to the Company by Davidson and Company for: (i) services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and review of quarterly financial statements; (ii) services rendered during fiscal year 2000 for provision of any financial information systems design and implementation; and (iii) all other fees for services rendered during fiscal year 2000. The Audit Committee has considered whether the provision of services for non-audit services is compatible with Davidson and Company's independence.

Audit Fees:                                                        $26,740.26
----------

Financial Information Systems Design and Implementation Fees:             Nil
All Other Fees:                                                           Nil

                        EXECUTIVE OFFICERS AND DIRECTORS

     Additional information related to the executive officers and directors of the Company is contained in the Company's Form 10-K.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

                              Ownership Information

     The following table sets forth information concerning the beneficial ownership of the Company's outstanding common stock as of May 24, 2001 and as adjusted to reflect the sale of the shares of common stock by the selling stockholders for:

     - each person or group that the Company know owns beneficially 5% or more of the Company's common stock;

     -    each of the Company's directors;

     -    each of the Company's four most highly compensated executive officers;

     -    each selling stockholder; and

     -    all directors and executive officers as a group.

     The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options or warrants currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each stockholder is based on 50,803,567 shares of common stock outstanding as of May 24, 2001, together with applicable options and warrants for that stockholder. Except as otherwise indicated, the Company believes the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.



                                    Name and Address of         Amount and Nature of
                                    Beneficial Owner           Beneficial Ownership        Percentage of Class(1)
        Title of Class
------------------------------- ---------------------------- ---------------------------- ----------------------
                                William Galine,                     3,133,988(2)                 6.2%
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503
------------------------------- ---------------------------- ---------------------------- ----------------------
                                Cheryl Schlader                     3,418,510(3)                 6.7%
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503
------------------------------- ---------------------------- ---------------------------- ----------------------
                                Joseph Schlader                     3,418,510(4)(5)              6.7%
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503
------------------------------- ---------------------------- ---------------------------- ----------------------
                                Greigory Park                         100,000(6)                    *
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503
------------------------------- ---------------------------- ---------------------------- ----------------------
                                Officers and Directors as           6,652,498(7)                13.0%
         Common Stock           (3 persons)
------------------------------- ---------------------------- ---------------------------- ----------------------
                                BWI Avionics Ltd.                  20,000,000                   39.4%
                                PO Box 599, Carribean Place,
                                Providenciales, Turks and Caicos
         Common Stock           Islands
------------------------------- ---------------------------- ---------------------------- ----------------------
                                Granite Communications Inc.         6,000,000                   11.8%
                                Tropicana Plaza, Temple
                                Building, Providenciales, Turks
         Common Stock           and Caicos Islands, BWI
------------------------------- ---------------------------- ---------------------------- ----------------------
                                Eurogrowth Investments Ltd.         4,000,000                    7.9%
         Common Stock           The Sea Meadow House,
                                Blackburn Highway,
                                Roadtown, Tortola, BVI
------------------------------- ---------------------------- ---------------------------- ----------------------

(1)  Based on an aggregate of 50,803,567 shares outstanding as of May 24, 2001.

(2) Includes 3,057,600 shares and 76,388 shares acquirable upon the exercise of options within sixty days of May 15, 2001. Does not include 48,612 shares acquirable upon the exercise of options, which vest as to 3,472 shares on the 12th day of each calendar month.

(3) Joseph Schlader and Cheryl Schlader are husband and wife. As such, each would be deemed to be the beneficial owner the other's shares. Includes 1,674,534 shares of common stock and 152,776 shares acquirable upon the exercise of options within sixty days of March 31, 2001 held by Joseph Schlader.

(4) Joseph Schlader and Cheryl Schlader are husband and wife. As such, each would be deemed to be the beneficial owner the other's shares. Includes 1,591,200 shares of common stock owned by Cheryl Schlader.

(5) Includes 152,776 shares acquirable upon the exercise of options within sixty days of March 31, 2001. Does not include 97,224 shares acquirable upon the exercise of options, which vest as to 6,944 shares on the 12th day of each calendar month for two consecutive years.

(6) Consists of vested options exercisable to acquire common stock within 60 days of May 15, 2001. Mr. Park has options exercisable to acquire 300,000 shares of the Company's common stock, which vest according to the following schedule: one third of the options granted shall vest on March 9, 2001. Thereafter, one thirty-sixth of the options granted shall vest on the 9th day of each calendar month for two consecutive years

(7) Includes 6,323,334 shares and 329,164 shares acquirable upon the exercise of vested stock option exercisable within 60 days of May 24, 2001.

     * Less than 1%.

     On September 25, 2000, Ray Velkers was granted options exercisable to acquire 50,000 shares of the Company's common stock at $1.53 per share, vesting one-third on September 25,

2001, and one-thirty-sixth each month thereafter. The options expired without vesting, and as of May 24, 2001, Mr. Velkers did not beneficially own any of the Company's common stock.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     Based solely on the Company's review of copies of such reports and written representations from the Company's officers and directors, the Company believes that all required reports were filed on time during the fiscal year ended December 31, 2000, except Greigory Park, failed to file a Form 3 initial report and the following persons filed Form 5 annual reports late: (i) Joseph Schlader;
(ii) William Galine; and (iii) Greigory Park.

           Compensation Committee Interlocks and Insider Participation

     The Company currently has not established a compensation committee. During the fiscal year ended December 31, 2000, the Board was responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers.

     Neil McElwee served as chief executive officer from September 1999 until his termination on August 8, 2000. Joseph Schlader, who was appointed President of the Company in June 1999, and William Galine, who was appointed Vice-President of the Company in June 1999, both participated, during the last completed fiscal year, in the deliberations of the Board regarding executive officer compensation. Joseph Schlader and William Galine are both executive officers of the Company serve as members of the Board. There are no interlocking relationship exists between any member of the Board and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     During the  Company's  fiscal year ended  December 31, 2000,  the Board was
responsible  for  establishing   compensation   policy  and   administering  the
compensation programs of the Company's executive officers.

     The amount of compensation paid by Pawnbroker.com to each of its directors and officers and the terms of those persons' employment is determined solely by the Board, except as otherwise noted below. The Board believes that the compensation paid to the Company's directors and officers is fair to the Company.

     The Board believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of the Company's stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                     Transactions with Management and Others

     Except as otherwise disclosed herein, no director, senior officer, principal stockholder, or any associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of the last financial year of the Company that has materially affected the Company, or any proposed transaction that would materially affect the Company, except for an interest arising from the ownership of shares of the Company where the member will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Company.

     Joseph Schlader, a director and President, and William Galine, a director and Vice President, are directors of Pacific Pawnbrokers. Mr. Galine is also an officer of Pacific Pawnbrokers. Pacific Pawnbrokers assisted the Company in testing Pawnbroker.com software. Pacific Pawnbrokers was also a participating pawnshop and posted merchandise for sale on the Company's web site on the same terms as other participating pawnshops.

     The  Company  also   acquired  the  domain   names   "pawnbroker.com"   and
"pawnbrokers.com" from Pacific Pawnbrokers for $125,000.

     The Company believes that its relationship with Pacific Pawnbrokers is no less favorable to the Company than an arrangement with other unrelated parties at arms' length.

     Mr. Schlader and Mr. Galine were founders and promoters of Pawnbroker.com Inc., a Nevada corporation, ("Pawnbroker (Nevada)"). The Company acquired Pawnbroker (Nevada) by issuing 6,240,000 shares of the Company's common stock to Mr. Schlader, Cheryl Schlader, and Mr. Galine. These shares were issued at a nominal value of $62, which is equal to the par value of the shares and the book value of the assets of Pawnbroker (Nevada) at the time of the acquisition.
Cheryl Schlader is Mr. Schlader's wife. The terms of the acquisition were negotiated, at arm's length, by the Company's management at the time of the acquisition with Mr. Schlader, Ms. Schlader and Mr. Galine. The Company and Pawnbroker (Nevada) were represented by separate counsel.

     On May 11, 2001, the Company entered into separate agreements with three note holders to convert $1,500,000 owed to such holders into shares of the Company's common stock at $0.05 per share. The market price of the Company's common stock as quoted on the NASD Over-the-Counter Bulletin Board was $0.015 on May 11, 2001. Under the terms of these agreements, the Company issued 30,000,000 shares of its common stock to the three note holders as follows:

     (1) 20,000,000 shares to BWI Avionics Ltd. in consideration for the cancellation of a note dated April 26, 2000, in the original principal amount of $1,000,000, due May 1, 2001, bearing interest at the rate of twelve percent (12%) per annum;

     (2) 6,000,000 shares to Granite Communications Inc. in consideration for the cancellation of a note dated July 15, 2000, in the original principal amount of $300,000, due July 15, 2001, bearing interest at the rate of ten percent (10%) per annum; and

     (3) 4,000,000 shares to Eurogrowth Investments Ltd. in consideration for the cancellation of a note dated July 15, 2000, in the original principal amount of $200,000, due July 15, 2001, bearing interest at the rate of twelve percent (12%) per annum.

     After giving effect to the issuance, the Company had 50,803,567 shares of common stock issued and outstanding, resulting in a substantial dilution to its stockholders. The issuance of the shares to common stock to BWI Avionics Ltd., Granite Communications Inc. and Eurogrowth Investments Ltd. resulted in a change in control of the Company.

                             EXECUTIVE COMPENSATION

         The table below shows, for the last two completed fiscal years ended December 31, 2000 and 1999, compensation paid to Pawnbroker.com's Chief Executive Officer and the four most highly paid executive officers serving during the year ended December 31, 2000, whose total annual compensation exceeded $100,000. These officers are referred to as the "Named Executive Officers."


                           Summary Compensation Table

                                      Annual Compensation                         Long Term Compensation(4)
                                                                                 Awards                    Payouts

---------------------------------------------------------------------------------------------------------------------------
Name and Principal Position   Year(1)   Salary     Bonus    Other       Restricted    Securities    LTIP(2)     All Other
                                           ($)       ($)    Annual         Stock      Underlying    Payouts    Compensation
                                                            Compen-        Award(s)      Options/     ($)          ($)
                                                            sation($)        ($)        SARs(#)
---------------------------- ---------- ---------- -------- ----------- ------------ ------------- ---------- -------------
Neil McElwee(1)               2000(3)   $116,923    $  --    $ 3,600      $  --        782,590      $  --       $  --
                              1999            --       --         --         --            --          --          --
---------------------------- ---------- ---------- -------- ----------- ------------ ------------- ---------- -------------
Joseph Schlader(5)            2000(3)     90,000       --      5,400         --        250,000         --          --
                              1999           --        --         --         --            --          --          --
---------------------------- ---------- ---------- -------- ----------- ------------ ------------- ---------- -------------
William Galine(6)             2000(3)     75,000       --      5,400         --        125,000         --          --
                              1999            --       --         --         --            --          --          --
---------------------------- ---------- ---------- -------- ----------- ----------- ------------- ---------- --------------
Vahid Rafizadeh(2)            2000(3)    137,692       --      4,950         --        391,295         --          --
                              1999            --       --         --         --            --          --          --
---------------------------- ---------- ---------- -------- ----------- ------------ ------------- ---------- -------------
Greigory Park(7)              2000(3)    111,346       --      5,400         --        800,000         --          --
---------------------------- ---------- ---------- -------- ----------- ------------ ------------- ---------- -------------

(1)      CEO from September 12, 1999 to August 8, 2000.

(2)      CTO from October 5, 1999 to November 11, 2000.

(3) Years ended March 31, 2000. The Company changed its year end to December 31, effective December 31, 2000.

(4)      Long-term incentive plan.  The Company has no LTIP.

(5)      President from June 14, 1999 to present.

(6)      Senior Vice-President from June 14, 1999 to present.

(7)      CFO from March 9, 2000 to present.


                              Employment Contracts

     On June 14, 1999, the Company entered into an employment agreement with Joseph Schlader, the Company's President, for a term of three years beginning June 14, 1999 and ending June 14, 2002; provided that the Company may terminate Mr. Schlader's employment upon (i) three months written notice during the first year of his employment, (ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. Schlader agreed to serve full time as the Company's President. The Company agreed to pay Mr. Schlader a salary of $90,000 per year increasing by 12% per year. The Company also agreed to grant Mr. Schlader options to acquire up to 250,000 shares of the Company's common stock at $6.75 per share under the Company's stock option plan vesting over three (3) years.

     On June 14, 1999, the Company entered into an employment agreement with William Galine, the Company's Vice President, for a term of three years beginning June 14, 1999 and ending June 14, 2002; provided that the Company may terminate Mr. Galine's employment upon (i) three months written notice during the first year of his employment, (ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. Galine agreed to serve full time as the Company's Vice President. The Company agreed to pay Mr. Galine a salary of $75,000 per year increasing by 12% per year. The Company also agreed to grant Mr. Galine options to acquire up to 125,000 shares of the Company's common stock at $6.75 per share under the Company's stock option plan vesting over three (3) years.

     On September 12, 1999, the Company entered into an employment agreement with Neil McElwee, the Company's Chief Executive Officer, for a term of three years beginning September 12, 1999 and ending September 12, 2002; provided that the Company may terminate Mr. McElwee's employment upon (i) three months written notice during the first year of his employment, (ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. McElwee agreed to serve full time as the Company's Chief Executive Officer. The Company agreed to pay Mr. McElwee a salary of $200,000 per year increasing by 12% per year. The Company also agreed to grant Mr. McElwee options to acquire up to 782,590 shares of the Company's common stock at $6.75 per share under the Company's stock option plan vesting over three (3) years, and bonus options exercisable to acquire up to 1% of the Company's issued and outstanding shares of common stock following each year of his employment. Mr. McElwee was terminated on August 8, 2000. The Company has received a claim from Mr. McElwee for breach of contract and wrongful termination in connection with the Company's termination of

Mr. McElwee for cause. Mr. McElwee was seeking damages in the amount of $150,000. The Company settled all claims for $35,000 payable in three (3) installments commencing May 15, 2001.

     On October 5, 2000 the Company entered into an agreement with Vahid Rafizadeh, the Company's Chief Technology Officer, for a term beginning October 5, 1999 and ending September 16, 2002; provided that the Company may terminate Mr. Rafizadeh's employment upon (i) three months written notice during the first year of his employment, (ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. Rafizadeh agreed to serve full time as the Company's Chief Technology Officer. The Company agreed to pay Mr. Rafizadeh a salary of $140,000 per year increasing by 12% per year. The Company also agreed to grant Mr. Rafizadeh options to acquire up to 391,295 shares of the Company's common stock at $6.75 per share under the Company's stock option plan vesting over three (3) years. Mr. Rafizadeh was terminated on November 21, 2000. The Company received a claim from Mr. Rafizadeh for breach of contract and wrongful termination in connection with the Company's termination of Mr. Rafizadeh. Mr. Rafizadeh sought damages in the amount of $117,000. The Company settled all claims made by Mr. Rafizadeh for $17,500 and certain computer hardware in his possession in April 2001.

     The Company hired Mr. Park as the Company's Chief Financial Officer on March 9, 2000. The Company does not have an employment agreement with Mr. Park.


                                  Option Grants

         The following table sets forth information regarding stock option grants to the Company's President and the Company's most highly compensated executive officers during the year ended December 31, 2000. The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option. These numbers are calculated based on SEC requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by:

     - multiplying the number of shares of common stock subject to a given option by the exercise price;

     - assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and

     -    subtracting from that result the aggregate option exercise price.

            Option Grants in Last Fiscal Year Ended December 31, 2000

Individual Grants                                                                     Potential Realized
                                                                                   Value at Assumed Annual
                                                                                     Rates of Stock Price
                                                                                   Appreciation for Option
                                                                                             Term
------------------------------------------------------------------------------------------------------------
          (a)                 (b)           (c)           (d)            (e)           (f)          (g)
         Name              Number of     % of Total     Exercise     Expiration       5%($)        10%($)
                          Securities      Options       or Base         Date
                          Underlying     Granted to      Price
                            Options      Employees     ($/Sh)(2))
                          Granted (#)    in Fiscal
                                          Year(1)
-----------------------------------------------------------------------------------------------------------
Neil McElwee (3)           782,590          16.4%          6.75      9/13/2009          N/A          N/A

Joseph Schlader (4)        250,000           5.2%          6.75      6/13/2009      466,225    1,030,235

William Galine  (5)        125,000           2.6%          6.75      6/13/2009      233,112      843,750

Vahid Rafizadeh (6)        391,295           8.2%          6.75       9/1/2009          N/A          N/A

Greigory Park              300,000 (7)      16.8%          7.13       3/9/2010      590,966    1,305,880
                           500,000 (8)                      .09      11/1/2010       12,433       27,472

     (1) During the Company's fiscal year ended December 31, 2000, the Company issued options to purchase 4,764,665 shares to employees.

     (2) The exercise price per shares was equal to the fair market value of the common stock on the date of grant as determined by the Board.

     (3) Represents options vesting according to the following schedule: one third of the options granted shall vest on September 12, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 12th day of each calendar month for two consecutive years Mr. McElwee was terminated on August 10, 2000 and the options terminated unexercised.

     (4) Represents options vesting according to the following schedule: one third of the options granted shall vest on June 14, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 14th day of each calendar month for two consecutive years

     (5) Represents options vesting according to the following schedule: one third of the options granted shall vest on June 14, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 14th day of each calendar month for two consecutive years

     (6) Representing options vesting according to the following schedule: one third of the options granted shall vest on October 5, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 5th day of each calendar month for two consecutive years. Mr. Rafizadeh was terminated on November 21, 2000 and the options terminated unexercised.

     (7) Representing options vesting according to the following schedule: one third of the options granted shall vest on March 9, 2001. Thereafter, one thirty-sixth of the options granted shall vest on the 9th day of each calendar month for two consecutive years.

     (8)  Representing vested options exercisable to acquire 500,000 shares.


                                Option Exercises

         The following table sets forth details of each exercise of stock options during the financial year ended December 31, 2000 by any of the Named Executive Officers, and the financial year end value of unexercised options on an aggregate basis.

          Aggregated Options Exercised During the Financial Year Ended December 31, 2000 and Financial Year-End Option Values

                          Name      Securities     Aggregate       Unexercised Options      Value of Unexercised
                                    Acquired on      Value           At FY-End (#)          in the Money-Options
                                    Exercise (#)    Realized($)      Exercisable/               at FY-End
                                                    (1)             Unexercisable (3)         ($) Exercisable/
                                                                                              Unexercisable (2)
        -------------------------- -------------- ------------ -------------------------- -----------------------
         Neil McElwee(4)                 0             0         N/A                        N/A
        -------------------------- -------------- ------------ -------------------------- -----------------------
         Joseph Schlader                 0             0       125,000 (exercisable)        Nil (exercisable)
                                                               125,000 (unexercisable)      Nil (unexercisable)
        -------------------------- -------------- ------------ -------------------------- -----------------------
         William Galine                  0             0       62,500 (exercisable)         Nil (exercisable)
                                                               62,500 (unexercisable)       Nil (unexercisable)
        -------------------------- -------------- ------------ -------------------------- -----------------------
         Vahid Rafizadeh (5)             0             0       N/A                          N/A
        -------------------------- -------------- ------------ -------------------------- -----------------------
         Greigory Park                   360,000       7,200   300,000 (exercisable)        Nil (exercisable)
                                                               140,000 (unexercisable)      35,000 (unexercisable)
        ---------------------------------------------------------------------------------------------------------

          (1)  Based on NASD OTCBB closing price on the date of exercise.

          (2) In-the-money options are those where the market value of the underlying securities at the fiscal year-end exceeds the exercise price of the options. The closing price of the Company's shares on December 29, 2000, being the last day the Company's shares traded during 2000 on the NASD Over the Counter Bulletin Board, was $0.25.

          (3) Includes Options to purchase common shares within 60 days after December 31, 2000

          (4) Mr. McElwee was terminated on August 10, 2000 and the options terminated unexercised.

          (5) Mr. Rafizadeh was terminated on November 21, 2000 and the options terminated unexercised

          (6) Consists of vested options exercisable to acquire 140,000 shares of common stock at $0.09 per share.


                    Compensation of Advisory Council Members

         Advisory Council Members do not currently receive cash compensation from Pawnbroker.com for their services as members of the Advisory Counsel, although they may be reimbursed for certain expenses in connection with attendance at council member meetings and for their efforts as council members. From time to time, certain of the Company's council members have received grants of options to purchase shares of the Company's common stock pursuant to the 1999 Stock Option Plan. As of December 31, 2000, the Company grant options exercisable to acquire a total of 82,000 shares of the Company's common stock to members of the Company's Advisory Council.


                                Stock Option Plan

On October 28, 1999, the Company's Board of Directors and a majority of the Company's stockholders approved the 1999 Stock Option Plan. The Plan was amended on May 3, 2000, at a special meeting of the Company's stockholders. The Plan provides for the grant of incentive stock options and non-qualified options to purchase up to 8,000,000 shares of common stock to officers, directors, employees, and other qualified persons selected by the Plan Administrator

(which currently is the Board). The Plan is intended to help attract and retain key employees and any other persons that may be selected by the Plan Administrator and to give them an equity incentive to achieve the Company's objectives.

         Incentive stock options may be granted to any individual who, at the time of grant, is an employee of Pawnbroker.com or any subsidiary. Non-qualified stock options may be granted to employees and other persons selected by the Plan Administrator. The Plan Administrator uses its discretion to fix the exercise price for options, subject to certain minimum exercise prices in the case of incentive stock options. Options will not be exercisable until they vest according to a vesting schedule specified by the Plan Administrator at the time of grant of the option.

     Options are non-transferable except by will or the laws of descent and distribution. With certain exceptions, vested but unexercised options terminate on the earlier of:

     o the expiry of the option term specified by the Plan Administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than 10% stockholders, a maximum of five years);

     o the date an optionee's employment or contractual relationship with Pawnbroker.com or any subsidiary is terminated for cause;

     o the expiry of three months from the date an optionee's employment or contractual relationship with Pawnbroker.com or any subsidiary is terminated for any reason, other than cause, death or disability; or


     o the expiry of one year from the date of death of an optionee or cessation of an optionee's employment or contractual relationship by death or disability.

     Unless accelerated in accordance with the Plan, unvested options terminate immediately on termination of employment of the optionee by Pawnbroker.com for any reason whatsoever, including death or disability.


                                Legal Proceedings

     The Company received a claim from Neil McElwee, the Company's former Chief Executive Officer, alleging breach of contract and wrongful termination in connection with the Company's termination of Mr. McElwee for cause. Mr. McElwee was seeking damages in the amount of $150,000. The Company settled all claims for $35,000 payable in 3 installments commencing May 15, 2001.

     The Company received a claim from Vahid Rafizadeh, the Company's former Chief Technical Officer, alleging breach of contract and wrongful termination in connection with the Company's termination of Mr. Rafizadeh. Mr. Rafizadeh sought damages in the amount of $117,000. The Company settled the claim by Mr. Rafizadeh for $17,500 and certain computer hardware in his possession in April 2001.

                                Performance Graph

     Set forth below is a graph comparing the cumulative total return to stockholders on the Company's common stock with the cumulative total return of the Nasdaq Composite Index and the Standard & Poor's 500 Composite Index for the period beginning September 30, 1999, and ended March 31, 2001.

[Graph illustrating the following information:


                Quarter        Quarter        Quarter        Quarter       Quarter     Quarter Ended     Quarter
              Ended 9/1999   Ended 12/1999  Ended 3/2000   Ended 6/2000  Ended 9/2000     12/2000      Ended 3/2001
------------- -------------- -------------- -------------- ------------- ------------- --------------- --------------
PBRR              87.5             90            100            49            35             10              5
------------- -------------- -------------- -------------- ------------- ------------- --------------- --------------
NASDAQ             100            148            198           159           175            125             81
------------- -------------- -------------- -------------- ------------- ------------- --------------- --------------
S&P                112            110            108           112           120            100             95
------------- -------------- -------------- -------------- ------------- ------------- --------------- --------------]


     The total return on the common stock and each index assumes the value of each investment was $100 on September 30, 1999, and that all dividends were reinvested, although dividends have not been declared on the Company's common stock. Return information is historical and not necessarily indicative of future performance.

            STOCKHOLDER PROPOSALS FOR ANNUAL MEETING PROXY STATEMENT

     To be considered for inclusion in the proxy materials relating to the 2002 Annual Meeting of stockholders, stockholder proposals must be at the Company's principal executive offices, 85 Keystone, Suite F, Reno, Nevada 89503, no later than December 31, 2001.



                                            BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Joseph Schlader
                                             Joseph Schlader
                                             President and Chairman of the Board

June 11, 2001

PROXY

                  For the Annual Meeting of the Stockholders of
                              PAWNBROKER.COM, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS.

     The undersigned hereby appoints William Galine and Joseph Schlader, and each of them, with full power of substitution, as proxies to vote the shares, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, July 5, 2001 and at any adjournment thereof.


          1.   Election of directors:

               FOR Ray Velkers as Class A Director                    [   ]
               WITHHOLD AUTHORITY to vote for Steven Fowler           [   ]

               FOR Joseph Schlader as Class B Director                [   ]
               WITHHOLD AUTHORITY to vote for Joseph Schlader         [   ]

               FOR William Galine as Class C Director                 [   ]
               WITHHOLD AUTHORITY to vote for William Galine          [   ]

               FOR the nominee listed below                           [   ]
               ------------------------

               FOR the nominee listed below                           [   ]
               ------------------------

                                                           FOR   AGAINST ABSTAIN
         2.    To approve the amendment of the Company's  [   ]   [   ]   [   ]
               Certificate of Incorporation to effect a 10-for-1 reverse split of the Company's common stock.

                                                           FOR   AGAINST ABSTAIN
        3.     To approve the amendment of the Company's  [   ]   [   ]   [   ]
               Certificate of Incorporation to decrease the authorized share capital of the Company from 150,000,000 shares to 60,000,000 shares.

                                                             FOR AGAINST ABSTAIN
         4.    To ratify the selection of Davidson & Company[   ] [   ]  [   ]
               as independent auditors for the Company
               for fiscal Year 2001.

          5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

I PLAN TO ATTEND THE MEETING. _____

This proxy, when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

IMPORTANT -- PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

           Number of Shares Held: _________

Signature(s)                                              Dated
               -----------------------------------------           -------------
               -----------------------------------------           -------------
Signature(s)                                              Dated
               -----------------------------------------           -------------
               -----------------------------------------           -------------
Printed name(s)
               -----------------------------------------

         Please sign exactly as the name(s) appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

                                   EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              PAWNBROKER.COM, INC.



     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, PAWNBROKER.COM, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the name of the Corporation is PAWNBROKER.COM, INC.

     SECOND: That the Board of Directors of the Corporation, acting by consent in lieu of a special meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware, duly authorized and adopted resolutions on May 4, 2001, setting forth proposed amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable and recommending approval of such amendment by the stockholders of the Corporation. The resolution setting forth the proposed amendments is as follows:

         FURTHER RESOLVED: that, upon stockholder approval, the Certificate of Incorporation of the Corporation be amended to: (i) decrease the authorized share capital of the Corporation by reducing the total number of authorized shares of capital stock from One Hundred Fifty Million (150,000,000) shares, consisting of one hundred million shares (100,000,000) of Common Stock, par value $0.0001 per share, and fifty million shares (50,000,000) of Preferred Stock, par value $0.0001 per share, to Sixty Million (60,000,000) shares, consisting of fifty million shares (50,000,000) of Common Stock, par value $0.0001 per share, and ten million shares (10,000,000) of Preferred Stock, par value $0.0001 per share, effective at 5:00 p.m. (Eastern Standard Time) on ___________________ (the "Effective Time"); and (ii) effect a 1 for 10 combination of the 50,803,567 issued and outstanding shares of Common Stock of the Corporation, with a par value of $0.0001, so that the issued and outstanding share capital of the Corporation, after such reverse split, shall consist of approximately 5,080,357 issued and outstanding shares of Common Stock, with a par value of $0.0001, effective at the Effective Time, by amending subparagraph (a) of the FOURTH paragraph of the Certificate of Incorporation in its entirety as follows:

                  (a) Authorized Capital Stock. The total number of shares of capital stock which the Corporation is authorized to issue shall be sixty million (60,000,000) shares, consisting of fifty million shares (50,000,000) of common stock, par value $0.0001 per share ("Common Stock"), and ten million shares (10,000,000) of preferred stock, par value $0.0001 per share ("Preferred

                    Stock"). The Fifty Million Eight Hundred Three Thousand Five Hundred Sixty-Seven (50,803,567) shares of issued and outstanding Common Stock of the Corporation, with a par value of $0.0001, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to 5:00 P.M. (Eastern Standard Time) on ___________________ (the "Effective Time"), shall be automatically reclassified and changed (without further act) so that each ten (10) shares of Common Stock issued and outstanding at the Effective Time shall represent one (1) fully-paid and non-assessable shares of Common Stock, with a par value of $0.0001. All warrants, stock options and other rights to obtain or hold shares of Common Stock existing immediately prior to the Effective Time shall also be subject to the one-share for ten-share combination described above. Fractional shares resulting from the share combination described above will be rounded up to the next whole share.

     THIRD: That a majority of the stockholders of the Corporation, acting by written consent in lieu of a special meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, duly authorized and adopted this Certificate of Amendment to the Certificate of Incorporation of the Corporation.

     FOURTH:  This amendment shall be effective at 5:00 P.M.  (Eastern  Standard
Time) on ___________, 2001.

     FIFTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  DATED this ____ day of __________, 2001.


                                        By: EXHIBIT ONLY - DO NOT SIGN
                                            Joseph Schlader

                                        Title: President and Director

State of                                        )
         ---------------------------------------
                                                 ) ss.
County of                                        )
          ---------------------------------------

     On _______________________, personally appeared before me, a Notary Public,
Joseph   Schlader,   President  and  Director  of   Pawnbroker.com,   Inc.,  who
acknowledged that he executed the above instrument.


                                                EXHIBIT ONLY - DO NOT SIGN
                                                Signature of Notary